Exhibit 11.1

                              SYMBOLLON CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 The Years Ended December 31,
                                           -------------------------------------
                                                1996                  1995
                                           --------------        --------------


         Net Loss ......................   $    (905,415)        $  (1,373,711)

         Preferred Stock Dividend.......         (15,233)
                                           --------------        --------------
         Net Loss on  Per Share Basis...   $    (920,648)        $  (1,373,711)
                                           ==============        ==============


         Primary loss per share:
           Weighted average common shares
           outstanding..................       2,481,796             2,434,019


           Shares subject to restriction.       (700,000)             (700,000)
                                           --------------        --------------
                                               1,781,796             1,734,019
                                           ==============        ==============


         Loss per share (1):.............  $       (0.52)        $       (0.79)
                                           ==============        ==============



    (1) There is no difference between primary and fully diluted loss per share.